EX-99.1

Contacts:
Elise Caffrey	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot Reports First-Quarter Financial Results
Strength in All Major Regions Drives 29% Year-Over-Year Consumer Revenue Growth

BEDFORD, Mass., April 24, 2018 - iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the first quarter ended March 31, 2018.

“We are off to the strong start we expected in 2018. First-quarter revenue grew 29% over Q1 2017, driven by growth across all major regions. Robust replenishment, following strong Q4 2017 holiday sell-through, and shipments to support Q2 holidays in the United States, drove domestic revenue growth of 26% over last year. EMEA and Japan also saw significant year-over-year growth of 47% and 38%, respectively, in part driven by the revenue uplift from acquisitions, neither of which we had in Q1 2017,” said Colin Angle, chairman and chief executive officer of iRobot.

“Given our Q1 results and our outlook for the rest of the year, we are reaffirming our 2018 full-year revenue and operating income expectations, and increasing our full-year expectations for earnings per share. We anticipate full-year 2018 revenue of $1.05 to $1.08 billion, which is year-over-year growth of 19 - 22%, operating income of $86 to $96 million, and EPS of $2.15 to $2.40.

“We are off to a very strong start in 2018, and I am very excited about the year ahead. We expect our global business to deliver strong financial performance in 2018 that will fund our ability to reinforce our core product leadership in the RVC category, widen our competitive moat through technological differentiation protected by our IP portfolio, and extend our product portfolio.

“We believe that consistent execution of this strategy is the most effective way to drive sustainable growth and shareholder value.”

Financial Results

•	Revenue for the first quarter of 2018 was $217.1 million, compared with $168.5 million for the first quarter of 2017.

•	Operating income in the first quarter of 2018 was $25.4 million, compared with $21.6 million in the first quarter of 2017.

•
Quarterly earnings per share were $0.71, compared with earnings per share of $0.58 in the first quarter of 2017. In Q1 2018, earnings per share included $0.05 of tax benefit relating to stock compensation accounting compared with a $0.06 tax benefit in Q1 2017.

Business Highlights

•	We delivered year-over-year double-digit Q1 quarterly revenue growth across all major regions.

•	First-quarter revenue grew 26% in the U.S. and 32% internationally over Q1 2017.

•	Our acquisitions have enabled more consistent global control of our brand and execution of our marketing programs.

•	Our investments in R&D continue as planned, and our new product introductions are on schedule for launch in the second half.

Financial Expectations

Management provides the following expectations with respect to the fiscal year ending December 29, 2018.

Fiscal Year 2018:	Current	Previous
Revenue	$1.05 - $1.08 billion	$1.05 - $1.08 billion
Operating Income	$86 - $96 million	$86 - $96 million
Earnings Per Share	$2.15 - $2.40	$2.10 - $2.35

First-Quarter Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the first fiscal quarter 2018, business outlook, and outlook for fiscal year 2018 financial performance. Pertinent details include:

Date:	Wednesday, April 25, 2018
Time:	8:30 a.m. ET
Call-In Number:	213-358-0894
Passcode:	7776299

A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/events/event-details/q1-2018-irobot-corp-earnings-conference-call. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through May 1, and can be accessed by dialing 404-537-3406, passcode 7776299.

About iRobot Corp.
iRobot, the leading global consumer robot company, designs and builds robots that empower people to do more both inside and outside of the home. iRobot created the home robot cleaning category with the introduction of its Roomba® Vacuuming Robot in 2002. Today, iRobot is a global enterprise that has sold more than 20 million robots worldwide. iRobot's product line, including the Roomba and the Braava® family of mopping robots, feature proprietary technologies and advanced concepts in cleaning, mapping and navigation. iRobot's engineers are building an ecosystem of robots and technologies to enable the smart home. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding: future financial performance; future operating performance; revenue growth; demand for robotic vacuum cleaners; the impact of our investments in intellectual property, technology and innovation; the introduction of new products and the timing and impact thereof; the impact of our acquisitions on our brand and execution of marketing programs; and anticipated revenue, operating income and earnings per share for the fiscal year ended December 29, 2018. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market; the financial strength of our customers and retailers; general economic conditions; market acceptance of and adoption of our products; and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.
This press release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, net merger, acquisition and divestiture (income) expense, gain on business acquisition, net intellectual property litigation expense, and restructuring expense. A reconciliation between net income and Adjusted EBITDA is provided in the financial tables at the end of this press release.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	March 31, 2018	April 1, 2017
Revenue	$217,068	$168,467
Cost of revenue:
Cost of product revenue	96,501	80,260
Amortization of intangible assets	4,782	864
Total cost of revenue	101,283	81,124
Gross margin	115,785	87,343
Operating expenses:
Research and development	32,945	25,508
Selling and marketing	31,329	22,575
General and administrative	25,833	17,622
Amortization of intangible assets	273	—
Total operating expenses	90,380	65,705
Operating income	25,405	21,638
Other income, net	519	3
Income before income taxes	25,924	21,641
Income tax expense	5,523	5,282
Net income	$20,401	$16,359

Net income per share
Basic	$0.73	$0.60
Diluted	$0.71	$0.58

Number of shares used in per share calculations
Basic	27,988	27,304
Diluted	28,923	28,295

Stock-based compensation included in above figures:
Cost of revenue	$341	$226
Research and development	1,689	1,099
Selling and marketing	738	570
General and administrative	3,178	2,436
Total	$5,946	$4,331

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	March 31, 2018	December 30, 2017

Assets
Cash and cash equivalents	$144,501	$128,635
Short term investments	39,960	37,225
Accounts receivable, net	69,532	142,829
Inventory	112,111	106,932
Other current assets	24,584	19,105
Total current assets	390,688	434,726
Property and equipment, net	47,223	44,579
Deferred tax assets	32,690	31,531
Goodwill	123,218	121,440
Intangible assets, net	40,613	44,712
Other assets	15,005	14,534
Total assets	$649,437	$691,522

Liabilities and stockholders' equity
Accounts payable	$69,119	$116,316
Accrued expenses	56,107	73,647
Deferred revenue and customer advances	6,271	7,761
Total current liabilities	131,497	197,724
Deferred tax liabilities	8,349	9,539
Other long term liabilities	12,963	13,932
Total liabilities	152,809	221,195
Stockholders' equity	496,628	470,327
Total liabilities and stockholders' equity	$649,437	$691,522

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the three months ended
	March 31, 2018	April 1, 2017
Cash flows from operating activities:
Net income	$20,401	$16,359
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,747	3,486
Stock-based compensation	5,946	4,331
Deferred income taxes, net	(3,061)	17
Non-cash director deferred compensation	16	16
Deferred Rent	1,077	—
Other	390	166
Changes in operating assets and liabilities — (use) source
Accounts receivable	73,642	25,155
Inventory	(4,223)	(6,546)
Other assets	(6,114)	(1,745)
Accounts payable	(46,461)	(5,026)
Accrued expenses	(19,693)	(8,612)
Deferred revenue and customer advances	(517)	(284)
Long term liabilities	(360)	(558)
Net cash provided by operating activities	29,790	26,759

Cash flows from investing activities:
Additions of property and equipment	(8,717)	(3,008)
Change in other assets	379	(504)
Purchases of investments	(6,438)	(3,498)
Sales and maturities of investments	3,500	3,500
Net cash used in investing activities	(11,276)	(3,510)

Cash flows from financing activities:
Income tax withholding payment associated with restricted stock vesting	(3,478)	(2,778)
Proceeds from stock option exercises	399	722
Net cash used in financing activities	(3,079)	(2,056)

Effect of exchange rate changes on cash and cash equivalents	431	12
Net increase in cash and cash equivalents	15,866	21,205
Cash and cash equivalents, at beginning of period	128,635	214,523
Cash and cash equivalents, at end of period	$144,501	$235,728

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended
	March 31, 2018	April 1, 2017

Revenue: *
Consumer	$217,068	$168,248

Domestic	$106,862	$84,789
International	$110,206	$83,459

Other revenue	$—	$—

Gross Margin Percent	53.3%	51.8%

Consumer units shipped*	815	704
Vacuum	712	582
Mopping	103	121
Other	—	1

Consumer revenue**	$217	$168
Vacuum***	$201	$151
Mopping***	$16	$17
Other	—	—

Average gross selling prices for robot units - Consumer	$309	$258

Days sales outstanding	29	26

Days in inventory	101	64

Headcount	954	636

* in thousands
** in millions
*** includes accessory revenue

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended
	March 31, 2018	April 1, 2017

Net income	$20,401	$16,359

Interest income, net	(330)	(383)
Income tax expense	5,523	5,282
Depreciation	3,661	2,580
Amortization	5,086	906

EBITDA	34,341	24,744

Stock-based compensation expense	5,946	4,331
Net merger, acquisition and divestiture (income) expense	(141)	840
Net intellectual property litigation expense	2,571	262

Adjusted EBITDA	$42,717	$30,177
Adjusted EBITDA as a % of revenue	19.7%	17.9%

Use of Non-GAAP Financial Measures

In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, net merger, acquisition and divestiture (income) expense, gain on business acquisition, net intellectual property litigation expense, and restructuring expense. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company's operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company's actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.